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EXHIBIT 23.3

[CONSENT OF INDEPENDENT ACCOUNTANTS]

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 our report dated February 14, 2003, except for Note 17, which is as of March 11, 2003 relating to the financial statements and financial statement schedules, which appears in iStar Financial Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
June 4, 2003

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[CONSENT OF INDEPENDENT ACCOUNTANTS]